                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   January 21, 2000
                                                    -------------------



                           BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                             0-6533                   87-0277826
------------------------------------------     ------       ------------------------------------

(State or other jurisdiction of              (Commission    (I.R.S. Employer Identification No.)
  incorporation or organization)               File No.)

137 Newbury Street
8th Floor
Boston, Massachusetts                                                       02116
------------------------------------------                            -----------------
(Address of principal executive offices)                                   Zip Code


Registrant's telephone number, including area code    (617)  425-0200
                                                    -----------------

Item 5.  Other Events.
         -------------

On January 21, 2000, the Company announced that its collaborating scientists had recently identified a previously unknown biological pathway through which optic nerve regeneration is apparently stimulated, and that this discovery could greatly enhance the development of BLSI's proprietary central nervous system axonal growth factors.

The discovery of this novel pathway (included in the pending patent rights licensed to the Company through its CNS research program) impacts specifically on potential ophthalmic applications. Consequently, therapeutic treatment for glaucoma is now encompassed within the possible uses of AF-1 and Inosine. Both of these axonal growth factors, which are covered by patents licensed to BLSI, were previously reported by the Company's collaborating scientists to significantly stimulate optic nerve regeneration in rats following experimental injury. However, until now, the exact mechanism by which this occurred was not known.

The Company also announced that AF-1, which is a naturally occurring proprietary small molecule, recently demonstrated an ability to stimulate regeneration of the spinal cord following partial transection in a manner similar to that achieved by Inosine, another of the Company's CNS small molecule growth factors. The remarkable spinal cord regenerative effects of Inosine were reported in the November 9, 1999 issue of the Proceedings of the National Academy of Sciences
(PNAS).


On January 25, 2000, the Company announced that it had completed plans for the clinical development of Altropane(TM) for the diagnosis of Attention Deficit Hyperactivity Disorder (ADHD). The Company's plans were finalized following discussions with the FDA regarding the appropriate structure of the Phase II and III clinical trials. The Company expects to initiate its Phase II/III program at the end of the first quarter of 2000. The model for the Phase II/III trials will be based on the recent study published in The Lancet, which documented the ability of Altropane to detect a highly statistically significant excess in the number of dopamine transporters (DATs) in the midbrain of subjects with long-standing ADHD as compared to normal individuals. The Company believes that the detection of this physiological abnormality in ADHD individuals will demonstrate Altropane's effectiveness as a diagnostic imaging agent for ADHD.

The Company also announced that it would submit a Fast Track application for Altropane in the ADHD indication based on `unmet medical need', since there is no objective biologic test for ADHD currently available. The Company noted that its Phase III trials for Altropane as a diagnostic for Parkinson's Disease was expected to be completed at the end of the first quarter of 2000. Based on the combined ADHD and Parkinson's Disease patient populations, the Company's preliminary market projections indicate a combined potential of 300,000 to 500,000 scans per year.



Item 7.  Exhibits.
         ---------

The following Exhibits are filed as part of this report on Form 8-K:

     99.1      Press Release, dated January 21, 2000.
     99.2      Press Release, dated January 25, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                             BOSTON LIFE SCIENCES, INC.


Dated:  January 28, 2000                     By:   /s/ Joseph Hernon
                                                   -------------------------
                                                   Joseph Hernon
                                                   Chief Financial Officer

                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX


    Exhibit No.                                               Pages
    -----------                                               -----
        99.1      Press Release, dated January 21, 2000       4 - 5
        99.2      Press Release, dated January 25, 2000       6 - 7